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                                 EXHIBIT 10.3(d)

                          FOURTH AMENDMENT TO AGREEMENT

         This Fourth Amendment to Agreement ("Fourth Amendment") is made by and between Atrix Laboratories, Inc., a Delaware Corporation ("Atrix"). with its principal place of business at 2579 Midpoint Drive, Fort Collins, Colorado 80525-4417; and Block Drug Corporation, a New Jersey corporation ("Block"), with its principal place of business at 105 Academy Street, Jersey City, New Jersey 07302-9988, is made and effective as of this 12th day of January, 1999, with respect to that certain Agreement dated as of December 16, 1996 (the "Agreement"), between Atrix and Block, as amended by that certain First Amendment to Agreement dated as of June 10, 1997, by that certain Second Amendment to Agreement dated as of July 31, 1997, and further amended by that certain Third Amendment to Agreement dated February 4, 1998.

         WHEREAS, the parties desire to further amend the Agreement on the terms and conditions set forth herein.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby amend the Agreement as follows:

1. The definition of "ATRISORB with Doxycycline" in Article I is deleted and the following definition inserted in lieu thereof:

         "ATRISORB with Doxycycline" means the Atrisorb barrier containing doxycycline, [**].

2. Section 3.02 is hereby deleted and the following language shall be inserted in lieu thereof:

                  Section 3.02(b) Atrisorb(R) with Doxycycline Milestone Payments. In the event the FDA issues a Clearance Letter for the [**] Atrisorb(R) with Doxycycline, Atrix shall be entitled to receive from Block additional milestone payments upon the following terms and conditions:

                  (i) A one time milestone payment of [**], which shall be payable within thirty (30) days following receipt by Block of Notice from Atrix that the FDA has issued a Clearance Letter for the [**] Atrisorb(R) with Doxycycline; and

                  (ii) provided the FDA has issued the Clearance Letter for the [**] Atrisorb(R) with Doxycycline prior to April 1, 2000, a one time milestone payment of [**] which shall be payable within ninety (90) days after the receipt by Block of Notice from Atrix that the FDA has issued a Clearance Letter for the [**] Atrisorb(R) with Doxycycline; but

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                  (iii)    in the event the FDA has not issued the Clearance
                           Letter for the [**] Atrisorb(R) with Doxycycline prior to April 2, 2000, a one time milestone payment of [**] which shall be payable within ten (10) days after the close of the calendar quarter in which Block makes the First Commercial Sale of the [**] Atrisorb(R) with Doxycycline in the United States.

3. Section 14.09(b) is hereby deleted and the following language shall be inserted in lieu thereof:

(b) Any topical or mucosal therapy product that is intended to treat the signs and symptoms of periodontal disease, provided however that the prohibition set forth in this subsection shall expire at midnight, eastern standard time, on [**], and further provided that nothing in this section shall be construed to prohibit Block from conducting business in (i) any treatment or any therapy primarily indicated for the signs and symptoms of gingivitis or (ii) Block's [**] product, provided that in no event shall Block promote any such treatment or therapy for the treatment of periodontitis.

4. Article XIV is hereby amended by adding section 14.12, which reads as follows:

Section 14.12 Atridox Adverse Drug Events (ADEs). From the Effective Date of this Amendment through midnight, eastern standard time, on [**], Block shall, at Block's [**], be responsible for that portion of ADE data collection activity that occurs between Block and the patient or dental professional, as appropriate, including any follow-up inquires which Block deems necessary or appropriate. Block shall handle Atridox ADEs in accordance with Block's policies and procedures concerning ADEs, as Block in its sole discretion may amend from time to time provided that such policies and procedures are sufficient, and will be sufficient if and when amended, for Atrix to perform its obligations to the FDA regarding ADEs. Promptly upon the execution of this Amendment, Block shall provide Atrix with a copy of its policies and procedures concerning ADEs and shall notify Atrix of and deliver copies to Atrix of any amendments to such policies and procedures. Block shall on a timely basis forward to Atrix that ADE information required by Atrix to fulfil Atrix's reporting obligations to the FDA as the holder of the NDA. [**].

5. All capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Agreement.

6. Except as expressly modified by the terms hereof, the terms and provisions of the Agreement, as amended by the First, Second and Third Amendments, shall remain in full force and effect as originally written.







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         7. Signatures on this Fourth Amendment may be communicated by facsimile transmission and shall be binding upon the parties transmitting the same by facsimile transmission. Counterparts with original signatures shall be provided to the other party within five (5) days of the applicable facsimile transmission; provided, however, that failure to provide the original counterpart shall have no affect on the validity or binding nature of this Fourth Amendment. If executed in counterparts, this Fourth Amendment will be as effective as if simultaneously executed.

         IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first written above.


ATRIX LABORATORIES, INC.                    BLOCK DRUG CORPORATION

By:  /s/ John E. Urheim                     By:  /s/ Peter C. Mann
   ---------------------------------           -----------------------------
     John E. Urheim, Vice Chairman               Peter C. Mann
     and Chief Executive Officer                 President, U.S. Division